EXHIBIT 99.1

Execution Copy

Amendment No. 1 to Agreement and Plan of Merger

This Amendment No. 1 (this “Amendment”) is made and entered into as of September 29, 2010 by and among Emergent BioSolutions Inc. a Delaware corporation (“Parent”), 35406 LLC, a Delaware limited liability company and wholly owned direct subsidiary of Parent (sometimes referred to herein as the “LLC”), 30333 Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (referred to herein as “Merger Sub”), and Trubion Pharmaceuticals, Inc. a Delaware corporation (the “Company” ), as an amendment to the Agreement and Plan of Merger, dated as of August 12, 2010 (the “Merger Agreement”) by and among Parent, LLC, Merger Sub and the Company.

Recitals

A.     Parent, LLC, Merger Sub and Company are parties to the Merger Agreement. Capitalized terms not defined in this Amendment shall have the meaning given such terms in the Merger Agreement.

B.Section 7.4 of the Merger Agreement provides that any term or provision of the Merger Agreement may be amended by the parties thereto.

C.The parties to the Merger Agreement desire to amend Section 5.10(b) thereof, pursuant to the terms of this Amendment.

In consideration of the foregoing recitals and mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Section 5.10(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

“The Company shall take all actions reasonably necessary to effect the termination of the Company’s 401(k) plan (and any other defined contribution qualified retirement plan maintained by the Company or any ERISA Affiliate), with such termination to be effective no later than the day immediately prior to the Closing Date.  The Company’s Board of Directors shall adopt appropriate resolutions authorizing the termination of all such plans and the distribution of plan assets and all necessary attendant actions.”

2.           Except as expressly amended hereby, each term, condition and provision of the Merger Agreement shall remain in full force and effect.

3.This Amendment may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties have executed this Amendment to the Merger Agreement as of the date first written above.

Trubion Pharmaceuticals, Inc.

By: /s/ Steven Gillis

Name: Steven Gillis

Title:  Executive Chairman

35406 LLC

By:  Emergent BioSolutions Inc., its manager

By: /s/Daniel Abdun-Nabi

Name: Daniel Abdun-Nabi

Title:  President

30333 INC.

By: /s/Jay Reilly

Name:  Jay Reilly

Title:  Secretary

Emergent BioSolutions Inc.

By: /s/Daniel Abdun-Nabi

Name:  Daniel Abdun-Nabi

Title:  President

[Signature Page to Amendment No. 1]